EXHIBIT 99.1

Contacts:

Aehr Test Systems	MKR Investor Relations Inc.
Chris Siu	Todd Kehrli or Jim Byers
Chief Financial Officer	Analyst/Investor Contact
csiu@aehr.com	(323) 468-2300
aehr@mkr-group.com

Aehr Reports Record Revenue and Profit for Fiscal 2023 and Guides for Over 50% Increase in

Revenue for Fiscal 2024 on Strength from Semiconductor

Wafer Level Test and Burn-in Demand

Fremont, CA (July 13, 2023) – Aehr Test Systems (NASDAQ: AEHR), a worldwide supplier of semiconductor test and production burn-in equipment, today announced financial results for its fiscal 2023 fourth quarter and full year ended May 31, 2023.

Fiscal Fourth Quarter Financial Results:

•	Net sales were a record $22.3 million, up from $20.3 million in the fourth quarter of fiscal 2022.
•	GAAP net income was a record $6.1 million, or $0.21 per diluted share, up from GAAP net income of $5.8 million, or $0.20 per diluted share, in the fourth quarter of fiscal 2022.
•

Non-GAAP net income, which excludes the impact of stock-based compensation, was a record $6.8 million, or $0.23 per diluted share, compared to non-GAAP net income of $6.5 million, or $0.23 per diluted share, in the fourth quarter of fiscal 2022.

•	Backlog as of May 31, 2023, was $24.5 million. Effective backlog, which includes all orders received since the end of the fourth quarter, is $39.7 million.
•	Total cash, cash equivalents, and short-term investments as of May 31, 2023 were $47.9 million, up from $31.5 million at May 31, 2022.

Fiscal Year Financial Results:

•	Net sales were a record $65.0 million, up 28% from $50.8 million in fiscal 2022.
•	GAAP net income was a record $14.6 million, or $0.50 per diluted share, up 54% from GAAP net income of $9.5 million, or $0.34 per diluted share, in fiscal 2022.
•

Non-GAAP net income, which excludes the impact of stock-based compensation, was a record $17.3 million, or $0.59 per diluted share, up 62% from non-GAAP net income of $10.7 million, or $0.38 per diluted share, in fiscal 2022.

An explanation of the use of non-GAAP financial measures and a reconciliation of Aehr’s non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the accompanying tables.

Aehr Test Systems Reports Fiscal 2023 Fourth Quarter and Full Year Financial Results

July 13, 2023

Gayn Erickson, President and CEO of Aehr Test Systems, commented:

“We are pleased to report record financial performance for both the quarter as well as the entire fiscal year ended May 31. For fiscal 2023, total revenue grew 28% to a record $65.0 million, bookings reached a record of $78.3 million, and our GAAP profit of $14.6 million and non-GAAP profit of $17.3 million were also records, growing 54% and 62% year over year, respectively. This record performance was driven by bookings and revenue shipments of our FOX wafer level test and burn-in systems and WaferPak full wafer Contactors for silicon carbide semiconductors used in electric vehicles and electric vehicle charging infrastructure, as well as silicon photonics devices used in data and telecommunications infrastructure and a new application for multichip modules using optical data interconnections.

“We saw fiscal 2023 as a breakout year for our unique and proprietary wafer level test and burn-in products. These products provide complete solutions for semiconductor manufacturers for high-volume test, burn-in, and stabilization of semiconductors such as those used in electric vehicles, electric vehicle charging infrastructure, photovoltaic (solar) power conversion, and data and telecommunications infrastructure. We also see on the horizon a significant new market opportunity for test and burn-in of semiconductors such as silicon photonics devices used in optical input/output (I/O) and co-packaged optics for data farms, computing, and Artificial Intelligence (AI) markets.

“In our fiscal fourth quarter just completed, we received the first purchase order from another new silicon carbide semiconductor company for our production FOX-XP solution to be used for volume production wafer level test and burn-in of silicon carbide devices for electric vehicles, trucks, and train traction inverter modules. The train traction inverter application represents an exciting new market driver for our FOX production test solutions due to the extreme reliability and length of service requirements of this application leading to prolonged test times. This new customer, a multinational industrial conglomerate and manufacturer of semiconductors including power semiconductors, is forecasting to grow their silicon carbide business significantly to meet the market demand, which we forecast will in turn drive incremental capacity of our FOX systems as well as our proprietary WaferPak full wafer Contactors.

“With the addition of this latest customer, we have significantly expanded our customer base by adding a total of four new silicon carbide customers this year. Each of these customers is already ramping or plans to ramp our products into high-volume production using our multi wafer test and burn-in systems.

“We also have multiple potential customers inquiring about our systems with the new high voltage option introduced last year to test and burn-in gallium nitride (GaN) semiconductors for power conversion applications. The gallium nitride market appears to be a potentially significant growth driver for our systems and WaferPak full wafer Contactors, particularly for automotive and photovoltaic applications where burn-in appears to be critical for meeting the initial quality and reliability needs of those markets.

“We also see a major market opportunity with the upcoming application of silicon photonics integrated circuits for use in optical chip-to-chip communication. This is in addition to the current photonics transceiver market used in data and telecommunications. Multiple companies such as Intel, nVidia, AMD, TSMC, and Global Foundries have made announcements regarding their product roadmaps for co-packaged photonics integrated circuits with microprocessors, graphics processors, chip sets for computing as well as artificial intelligence applications. During the fiscal fourth quarter, we received our first order from a current major silicon photonics customer for a volume production FOX-XP configured to enable cost-effective production test of wafers of next-generation photonic integrated circuits, which can be used in new optical I/O or heterogeneous integrated packages. This customer is one of the world’s largest semiconductor manufacturers and we expect to receive orders for additional production systems as they increase production of these devices.

Aehr Test Systems Reports Fiscal 2023 Fourth Quarter and Full Year Financial Results

July 13, 2023

“Another major milestone is that we have now installed both configurations of our new fully automated WaferPak Aligner at multiple customers, with the standalone Aligner already accepted and released into production just this week, and the FOX-XP with integrated Aligner expected to receive acceptance before the end of our current fiscal first quarter. Our new automated WaferPak Aligner allows hands free operation of WaferPak handling and Alignment and is available either as a standalone with movement between the Aligner and portable carts or in full integration with the FOX-XP system. As capacity and volume forecast increase, eliminating all manual interfaces for automated handling can become critical. The added automation capability of our new Aligner gives our wafer level test and burn-in offering even greater value and opens several incremental markets to Aehr, such as high-volume processors and chipsets with integrated photonics transceivers, flash and ultimately DRAM memories. This capability is also important for high volume, high mix devices requiring extremely high reliability and 100% burn-in such as automotive microcontrollers and sensors. We have received positive feedback on our new Aligner from multiple current and prospective customers across several markets and believe it will be an important addition to our product portfolio going forward.

“The market forecast for wafer level burn-in products is significant. William Blair estimates that the total available market for wafer level burn-in products for silicon carbide alone will be over $400 million by 2027. We believe Aehr has the potential to capture a significant portion of that market based on the level of silicon carbide engagements we have with customers across the globe.

“We start fiscal 2024 with an effective backlog of almost $40 million and a strong forecast from our current and prospective customers. Our engagements with numerous potential customers give us confidence in our growth expectations over the next several years, including record revenue and profit projections for this current fiscal year that ends next May, particularly as the positive momentum in demand for silicon carbide in electric vehicles continues to accelerate.”

Fiscal 2024 Financial Guidance:

For the fiscal year ending May 31, 2024, Aehr expects total revenue to be at least $100 million, representing growth of over 50% year over year, and GAAP net income of at least $28 million, representing earnings growth of greater than 90% year over year.

Management Conference Call and Webcast

Aehr Test Systems will host a conference call and webcast today at 5:00 p.m. Eastern (2:00 p.m. PT) to discuss its fiscal 2023 fourth quarter and full year operating results. To access the live call, dial +1 844-735-3765 (US and Canada) or +1 412-317-5712 (International) and ask to join the Aehr Test Systems earnings call.

In addition, a live and archived webcast of the conference call will be available over the Internet at www.aehr.com in the Investor Relations section and may also be accessed by clicking here. A replay of the conference call will also be available via telephone beginning approximately two hours after conclusion of the call and will remain available for one week. To access the call replay, dial +1 877-344-7529 (US and Canada) or +1 412-317-0088 (International) and enter replay passcode 7898611.

Aehr Test Systems Reports Fiscal 2023 Fourth Quarter and Full Year Financial Results

July 13, 2023

About Aehr Test Systems

Headquartered in Fremont, California, Aehr Test Systems is a leading provider of test solutions for testing, burning-in, and stabilizing semiconductor devices in wafer level, singulated die, and package part form, and has installed thousands of systems worldwide. Increasing quality, reliability, safety, and security needs of semiconductors used across multiple applications, including electric vehicles, electric vehicle charging infrastructure, solar and wind power, computing, data and telecommunications infrastructure, and solid-state memory and storage, are driving additional test requirements, incremental capacity needs, and new opportunities for Aehr Test products and solutions. Aehr has developed and introduced several innovative products including the FOX-PTM families of test and burn-in systems and FOX WaferPakTM Aligner, FOX WaferPak Contactor, FOX DiePak® Carrier and FOX DiePak Loader. The FOX-XP and FOX-NP systems are full wafer contact and singulated die/module test and burn-in systems that can test, burn-in, and stabilize a wide range of devices such as leading-edge silicon carbide-based and other power semiconductors, 2D and 3D sensors used in mobile phones, tablets, and other computing devices, memory semiconductors, processors, microcontrollers, systems-on-a-chip, and photonics and integrated optical devices. The FOX-CP system is a low-cost single-wafer compact test solution for logic, memory and photonic devices and the newest addition to the FOX-P product family. The FOX WaferPak Contactor contains a unique full wafer contactor capable of testing wafers up to 300mm that enables IC manufacturers to perform test, burn-in, and stabilization of full wafers on the FOX-P systems. The FOX DiePak Carrier allows testing, burning in, and stabilization of singulated bare die and modules up to 1024 devices in parallel per DiePak on the FOX-NP and FOX-XP systems up to nine DiePaks at a time. For more information, please visit Aehr Test Systems’ website at www.aehr.com.

Safe Harbor Statement

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Aehr’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," “sees,” or "continue," or the negative of these words or other similar terms or expressions that concern Aehr’s expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this press release include, but are not limited to, Aehr’s ability to generate bookings and revenue increases in the future; future requirements and orders of Aehr’s new and existing customers; bookings forecasted for proprietary WaferPakTM and DiePak consumables across multiple market segments; the temporary nature of customer pushouts; shipping timelines for products and follow-on capacity orders; the growth of Aehr’s systems and consumables, including as a percentage of total sales; financial guidance for fiscal 2024, including related to revenue and profitability, and expectations regarding fiscal 2024; Aehr’s ability to expand its number of customers using its FOX-PTM solutions; the ability to secure potential customer engagements; and expectations related to long-term demand for Aehr’s productions and the attractiveness of key markets. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Aehr’s recent 10-K, 10-Q and other reports filed from time to time with the Securities and Exchange Commission. Aehr disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

– Financial Tables to Follow –

Aehr Test Systems Reports Fourth Quarter and Full Year Financial Results
July 13, 2023
Page 5 of 7

AEHR TEST SYSTEMS AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Year Ended
	May 31,	Feb 28,	May 31,	May 31,	May 31,
	2023	2023	2022	2023	2022

Net sales	$22,269	$17,206	$20,289	$64,961	$50,829
Cost of sales	10,790	8,331	9,821	32,215	27,164
Gross profit	11,479	8,875	10,468	32,746	23,665

Operating expenses:
Selling, general and administrative	3,587	3,250	2,993	12,237	10,047
Research and development	2,253	1,832	1,655	7,134	5,818
Total operating expenses	5,840	5,082	4,648	19,371	15,865

Income from operations	5,639	3,793	5,820	13,375	7,800

Interest income, net	487	374	22	1,245	13
Gain from forgiveness of PPP loan	-	-	-	-	1,698
Other (expense) income, net	(4)	(18)	(38)	(3)	30

Income before income tax expense	6,122	4,149	5,804	14,617	9,541

Income tax expense	(11)	(17)	(10)	(60)	(91)

Net income	$6,111	$4,132	$5,794	$14,557	$9,450

Earnings per share
Basic	$0.21	$0.15	$0.21	$0.52	$0.36
Diluted	$0.21	$0.14	$0.20	$0.50	$0.34

Shares used in per share calculations:
Basic	28,425	27,893	27,003	27,785	26,014
Diluted	29,572	29,373	28,568	29,215	27,774

-more-

Aehr Test Systems Reports Fourth Quarter and Full Year Financial Results
July 13, 2023
Page 6 of 7

AEHR TEST SYSTEMS AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Results
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Year Ended
	May 31,	Feb 28,	May 31,	May 31,	May 31,
	2023	2023	2022	2023	2022

GAAP net income	$6,111	$4,132	$5,794	$14,557	$9,450
Stock-based compensation expense	654	592	737	2,749	2,923
Gain from forgiveness of PPP loan	-	-	-	-	(1,698)
Non-GAAP net income	$6,765	$4,724	$6,531	$17,306	$10,675

GAAP earnings per diluted share	$0.21	$0.14	$0.20	$0.50	$0.34
Non-GAAP earnings per diluted share	$0.23	$0.16	$0.23	$0.59	$0.38
Shares used in GAAP diluted shares calculation	29,572	29,373	28,568	29,215	27,774
Shares used in non-GAAP diluted shares calculation	29,572	29,373	28,568	29,215	27,774

Non-GAAP net income is a non-GAAP measure and should not be considered a replacement for GAAP results.  Non-GAAP net income is a financial measure the Company uses to evaluate the underlying results and operating performance of the business.  The limitation of this measure is that it excludes items that impact the Company's current period net income.  This limitation is best addressed by using this measure in combination with net income (the most directly comparable GAAP financial measure).  These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies.

We believe these measures enhance investors’ ability to review the company’s business from the same perspective as the Company’s management and facilitate comparisons of this period’s results with prior periods.

-more-

Aehr Test Systems Reports Fourth Quarter and Full Year Financial Results
July 13, 2023
Page 7 of 7

AEHR TEST SYSTEMS AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	May 31,	February 28,	May 31,
	2023	2023	2022
ASSETS

Current assets:
Cash and cash equivalents	$30,054	$17,188	$31,484
Short-term investments	17,853	25,577	-
Trade and other accounts receivable, net	16,594	11,389	12,859
Inventories	23,908	21,619	15,051
Prepaid expenses and other	621	808	613
Total current assets	89,030	76,581	60,007

Property and equipment, net	2,759	1,281	1,203
Operating lease right-of-use assets	6,123	6,293	917
Other assets	231	241	201
Total assets	$98,143	$84,396	$62,328

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$9,206	$4,988	$4,195
Accrued expenses	4,143	3,489	3,610
Operating lease liabilities, short-term	137	68	794
Customer deposits and deferred revenue, short-term	2,822	843	2,415
Total current liabilities	16,308	9,388	11,014

Operating lease liabilities, long-term	6,163	6,324	212
Deferred revenue, long-term	31	8	69
Other liabilities	41	42	44
Total liabilities	22,543	15,762	11,339

Total shareholders' equity	75,600	68,634	50,989

Total liabilities and shareholders' equity	$98,143	$84,396	$62,328

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